Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Terremark Worldwide, Inc.:

     We consent to the use of our reports dated June 8, 2009, except as to Note 23, which is as of May 5, 2010, with respect to the consolidated balance sheets of Terremark Worldwide, Inc. and subsidiaries as of March 31, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended March 31, 2009, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of March 31, 2009, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the registration statement.
     Our report on the consolidated financial statements refers to the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109, effective April 1, 2007.
(signed) KPMG LLP
Miami, Florida
May 5, 2010
Certified Public Accountants